Exhibit 99.2

30 Shelter Rock Road	Danbury, CT 06810	Tel: (203) 797-2699	Fax: (203) 797-2697

Electro Energy Receives Notice from NASDAQ Related to Certain Marketplace Rules and Interpretive Material

DANBURY, CT, January 10, 2008 — Electro Energy Inc. (NASDAQ: EEEI), a leading provider of advanced battery technologies and associated systems (the “Company”), announced today that it received a letter from The NASDAQ Stock Market stating that it has regained compliance with the nominating committee and shareholder approval requirements contained in Sections 4350 of the Marketplace Rules and Interpretive Material 4350-2 (the “Letter”), and that both matters have been closed.

The Letter stated that the Company regained compliance with Marketplace Rule 4350(c)(4), which requires Director nominees to be selected, or recommended for the Board’s selection, by a nominations committee that is comprised solely of independent directors, upon the December 10, 2007 resignation of Martin Klein from the Company’s nominating committee.

The Letter also stated that the Company regained compliance with Marketplace Rule 4350(i)(1)(D) and Interpretive Material 4350-2, in connection with its recent issuance of $18 Million 10% Convertible Debenture and Warrants (the “Transaction”). The Company regained compliance by amending the Transaction documents on December 14, 2007 whereby the Company would not issue any shares of common stock until the Company obtained shareholder approval of the total potential issuance of common stock in the Transaction. Previously, the Transaction documents had provided for a prohibition of issuances of common stock exceeding 19.8% of the Company’s total outstanding number of shares until shareholder approval was obtained.

About Electro Energy

Electro Energy Inc., headquartered in Danbury, Connecticut, was founded in 1992 to develop, manufacture and commercialize high-powered, rechargeable bipolar wafer cell nickel-metal hydride batteries for use in a wide range of applications. Its Colorado Springs operation supplies aerospace-grade high quality nickel cadmium batteries and components for satellites, aircraft and other specialty applications. EEEI is also developing high-power lithium rechargeable batteries utilizing the Company’s proprietary bipolar wafer cell design. EEEI owns significant manufacturing assets near Gainesville, Fla. capable of manufacturing rechargeable lithium ion 18650 cylindrical cells, the standard cell used in the electronics industry, and facilitating the commercialization of its proprietary wafer cell battery technology. For further information, please visit www.electroenergyinc.com.

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of Electro Energy Inc.‘s Securities and Exchange Commission filings available at http://www.sec.gov.

Contact:
Michael E. Reed
203-797-2699
or
Timothy E. Coyne
203-797-2699